Exhibit (17)(b)

PROXY TABULATOR
P.O. BOX 9132
HINGHAM, MA  02043-9132


                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT
                        *** HOW TO VOTE YOUR PROXIES ***


VOTE BY MAIL
1) Read the Proxy Statement
2) If you want to vote use the Proxy Card on reverse
3) Return the card in the postage-paid envelope provided


PIMCO PPA Tax-Efficient Structured Emerging Markets Fund
                                                 SPECIAL MEETING OF SHAREHOLDERS
                                                                January 15, 2004
                                  PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the "Fund"), hereby appoints STEVEN TREADWAY, NEWTON B. SCHOTT, JR. and , and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the offices of PIMCO Advisors Distributors LLC, 2187 Atlantic Street, Stamford, Connecticut 06902, on Friday, January 15, 2004 at 1:30 P.M., Eastern Standard Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

                                                Dated:__________________


                    PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN
                           IN THE ACCOMPANYING ENVELOPE.
                    NO POSTAGE REQUIRED IF MAILED IN THE U.S.


                    ____________________________________________________
                    Signature(s):                      (Sign in the Box)


                    Note: Please sign this proxy as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                                              PIMCO PROXY/TESEMF

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [ X ]


THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

                                                                                              FOR        AGAINST         ABSTAIN
1.   To approve an Agreement and Plan of Reorganization providing for the acquisition by      [ ]          [ ]             [ ]
     Eaton Vance Tax-Managed Emerging Markets Fund, a series of Eaton Vance Series Trust
     II, of all of the assets of PIMCO PPA Tax-Efficient Structured Emerging Markets Fund
     ("PIMCO Fund"), in exchange for EV Fund's assumption of all of the liabilities of
     PIMCO Fund, the issuance of shares of EV Fund to PIMCO Fund, the distribution of such shares to the shareholders of PIMCO Fund, and the termination of PIMCO Fund, all as described in the Prospectus and Proxy Statement.

NOTE ADDRESS CHANGE: _______________________________
                     _______________________________
                     _______________________________


                           PLEASE SIGN ON REVERSE SIDE
                                                                             EVD